Exhibit 4.2
EXECUTION COPY

AMENDMENT NO. 2 TO BASE INDENTURE
AND
AMENDMENT NO. 2 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT

Amendment No. 2 to the Existing Base Indenture (defined below) and Amendment No. 2 to the Existing Indenture Supplement (defined below) (this “Amendment”), dated as of February 28, 2014, among NATIONSTAR SERVICER ADVANCE RECEIVABLES TRUST 2013-BOFA, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, as indenture trustee, (in such capacity, the “Indenture Trustee”), NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as committed purchaser (in such capacity, the “Committed Purchaser”).

RECITALS

WHEREAS, the Issuer, Indenture Trustee, Wells Fargo, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), Servicer, Administrator and Administrative Agent are parties to that certain Indenture, dated as of July 1, 2013 (as amended by Amendment No. 1, dated as of October 9, 2013, the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Indenture Supplement, dated as of July 1, 2013 (as amended by Amendment No. 1, dated as of October 9, 2013, the “Existing Indenture Supplement,” and together with the Base Indenture, the “Existing Indenture”), among the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, Servicer, Administrator and the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Existing Indenture.

WHEREAS, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent and Committed Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement and the Existing Base Indenture be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement and the Existing Base Indenture.

WHEREAS, pursuant to Section 12.2 of the Existing Base Indenture, the parties hereto may amend the Existing Base Indenture, with prior notice to each Note Rating Agency, with the consent of any applicable Derivative Counterparty and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding any provisions to the Existing Base Indenture.

WHEREAS, as of the date hereof, there are no Note Rating Agencies.

WHEREAS, as of the date hereof, the Derivative Counterparty is the sole “Derivative Counterparty” for purposes of the Indenture and has consented to this Amendment as set forth in Section 3 below.

WHEREAS, pursuant to Section 13(b) of the Existing Indenture Supplement, the parties thereto may amend or revise any term or provision of the Existing Indenture Supplement with the consent of 100% of the Series 2013-VF1 Variable Funding Notes.

WHEREAS, the Series 2013-VF1 Variable Funding Notes are the only outstanding Notes issued pursuant to the Existing Base Indenture.

WHEREAS, the Committed Purchaser is 100% holder of the Series 2013-VF1 Variable Funding Notes issued under the Existing Indenture Supplement.

NOW, THEREFORE, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent and Committed Purchaser hereby agree, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, that the Existing Base Indenture and the Existing Indenture Supplement are hereby amended as follows:

SECTION 1.    Amendments to Existing Base Indenture.

1.1     Section 1.1 of the Existing Base Indenture is hereby amended by deleting clauses (x) and (xiii) of the definition of “Facility Eligible Receivable” in their entirety and replacing such clauses with the following
(x)    [RESERVED].
(xiii)    [RESERVED].

1.2    The header to Schedule 3 to the Existing Base Indenture is hereby amended and restated in its entirety to read as follows:
Designated Servicing Agreements under which the Servicer (or servicers) is required to consent to or initiate termination

1.3    The header to Schedule 4 to the Existing Base Indenture is hereby amended and restated in its entirety to read as follows:
Designated Servicing Agreements under which (i) certain Receivables are not required to be reimbursed or repaid upon the exercise of any termination and (ii) the consent of the Servicer or servicers is not required to consent to or initiate termination

SECTION 2.    Amendments to Existing Indenture Supplement.

2.1    Section 2 of the Existing Indenture Supplement is hereby amended by amending the definition of “Advance Rates” by adding a new clause (vi) at the end thereof as follows: (i) deleting the “and” appearing at the end of clause (v) thereof, (ii) replacing the “.” at the end of clause (v) thereof with “; and” and (iii) inserting the following new clause (vi):
(vi)    the Advance Rate for any Specified Receivable related to any Class of Notes shall be equal to the Advance Rates set forth in the table below minus 5.00%.

2.2    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Initial VFN Maximum Note Balance” in its entirety and replacing it with the following:
“Initial VFN Maximum Note Balance” means $1,000,000,000.

2.3    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Maximum VFN Principal Balance” in its entirety and replacing it with the following:
“Maximum VFN Principal Balance” means, for Class A-VF1, (i) initially, the Initial VFN Maximum Note Balance, or, in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and the Administrative Agent; provided, however, that, (i) if the VFN balance for Class A-VF1 has been reduced below 60% of the Initial VFN Maximum Note Balance on any date on or after April 18, 2014 (or, if April 18, 2014 is not a Business Day, the next succeeding Business Day), the VFN thereafter may be drawn only up to 60% of the Initial VFN Maximum Note Balance, (ii) if the VFN balance for Class A-VF1 has been reduced below 50% of the Initial VFN Maximum Note Balance on any date on or after May 18, 2014 (or, if May 18, 2014 is not a Business Day, the next succeeding Business Day), the VFN thereafter may be drawn only up to 50% of the Initial VFN Maximum Note Balance, and (iii) if the VFN balance for Class A-VF1 has been reduced below 40% of the Initial VFN Maximum Note Balance on any date on or after June 18, 2014 (or, if June 18, 2014 is not a Business Day, the next succeeding Business Day), the VFN thereafter may be drawn only up to 40% of the Initial VFN Maximum Note Balance.

2.4    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Mortgage Loan-Level Market Value Ratio” in its entirety and replacing it with the following:
“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property or REO Property, the ratio (expressed as a percentage) of (x) (i) with respect to Section 5(vii)(a) hereof and Section 5(vii)(c) hereof, the aggregate Receivable Balance of all Loan-Level Receivables and Specified Receivables outstanding with respect to such Mortgage Loan or REO Property on such date or (ii) with respect to Section 5(vii)(b) hereof and Section 5(vii)(d)hereof, the aggregate Receivable Balance of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Market Value of such Mortgaged Property or REO Property on such date.

2.5    Section 2 of the Existing Indenture Supplement is hereby amended by adding the following definition of “OTP Provision” in the appropriate alphabetical location:
“OTP Provision” means, in respect of any Designated Servicing Agreement, any provision permitting an optional early termination of the transactions contemplated thereunder or “clean-up call” thereunder.

2.6    Section 2 of the Existing Indenture Supplement is hereby amended by adding the following definition of “Specified Receivable” in the appropriate alphabetical location:
“Specified Receivable” means, at any time, any Receivables in respect of which:
(i)     the provisions of the related Designated Servicing Agreement do not expressly require such Receivable to be repaid or reimbursed in full in connection with the exercise of any OTP Provision;
(ii)    the Servicer is not the sole holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision and the Servicer has not received a written agreement in a form acceptable to the Administrative Agent from each other holder (including any assignee of the Servicer) of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision that such holder or holders will not initiate such optional termination or clean-up call unless all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement are reimbursed or repaid, as applicable, in the connection with such optional termination or clean-up call;
(iii)    consent of the Servicer is not required for any party to initiate optional termination or clean-up call contemplated by the related OTP Provision; and
(iv)    the clean-up call or optional termination contemplated by such OTP Provision under the related Designated Servicing Agreement may be exercised at such time.
Receivables meeting the criteria described in clause (i) above but in respect of which either (a) the Servicer is the sole holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision, (b) consent of the Servicer is required for any other party to initiate the optional termination or clean-up call contemplated by the related OTP Provision or (c) each other holder of the right to initiate optional termination or clean-up call contemplated by the related OTP Provision has agreed in writing in a form acceptable to the Administrative Agent not to initiate such optional termination or clean-up call unless all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement are reimbursed or repaid, as applicable, are set forth on Schedule 3 to the Base Indenture (as such Schedule 3 may be updated from time to time in accordance with the Base Indenture). Receivables meeting the criteria described in clauses (i), (ii) and (iii) above are set forth on Schedule 4 to the Base Indenture (as such Schedule 4 may be updated from time to time in accordance with the Base Indenture).

2.7    Section 5 of the Existing Indenture Supplement is hereby amended by deleting clause (vii) in its entirety and replacing it with the following:
(vii) if on any date that is ninety (90) days after the Designation Date in respect of the related Designated Servicing Agreement, (a) if it is a Loan-Level Receivable (other than any Non-

FIFO Receivables) or a Specified Receivable, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%, (b) if it is a Receivable (other than any Non-FIFO Receivables) related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%, (c) if it is a Non-FIFO Receivable and either a Specified Receivable or a Loan-Level Receivable, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 25.0% or (d) if it is a Receivable and a Non-FIFO Receivable related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 25.0%;

2.8    Section 5 of the Existing Indenture Supplement is hereby amended by deleting the reference to the percentage “20.0%” in clause (x) thereof and substituting the percentage “25.0%” therefor.

2.9    Section 5 of the Existing Indenture Supplement is hereby amended by (i) deleting the “or” appearing at the end of clause (ix) thereof, (ii) replacing the “.” at the end of clause (x) thereof with a “;” and (iii) inserting the following new clauses (xi) and (xii):

(xi)    is a Facility Eligible Receivable that is a Specified Receivable, to the extent that the
Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding that are Specified Receivables, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding that are Specified Receivables to exceed 5.0% of the total Receivable Balances of all Facility
Eligible Receivables included in the Trust Estate; or
(xii)    is a Facility Eligible Receivable that is a Specified Receivable for which (I) (a) the
Servicer has received a notice that the holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision is exercising such right, (b) more than ten (10) Business Days have occurred since the Servicer’s receipt of such notice or a
Funding Date has occurred since the Servicer’s receipt of such notice and (c) such notice does not expressly provide that all Advances and Deferred Servicing Fees under the related
Designated Servicing Agreement will be repaid or reimbursed in full upon the exercise of such optional termination or clean-up call or (II) the related optional termination or clean-up call has been exercised and such Specified Receivable has not been repaid or reimbursed.

2.10    Section 10 of the Existing Indenture Supplement is hereby amended by deleting clause (a)(viii) in its entirety and replacing it with the following:
(viii)    on any date that is ninety (90) days after the Designation Date in respect of the related Designated Servicing Agreement, the Mortgage Loan-Level Market Value Ratio for each Mortgage Loan related to a Loan-Level Receivable or a Receivable related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, and if such Mortgage Loan-Level Market Value Ratio exceeds 50.0% or 25.0%, as applicable, pursuant to Section 5(vii) of this Indenture Supplement;

SECTION 3.    Noteholder Consent and Waivers. The Committed Purchaser is 100% holder of the Series 2013-VF1 Variable Funding Notes. The Committed Purchaser hereby consents to this Amendment and unanimously consents to waive the requirement in Section 12.2 of the Existing Base Indenture for the delivery of an Issuer Tax Opinion. The Committed Purchaser hereby instructs the Indenture Trustee to waive each requirement for the delivery of opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.

SECTION 4.    Derivative Counterparty Consent. The Derivative Counterparty hereby consents to this Amendment.

SECTION 5.    No Note Rating Agencies. As of the date hereof, there are no Note Rating Agencies.

SECTION 6.    Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Administrative Agent, the Committed Purchaser and the Derivative Counterparty that as of the date hereof, (i) there are no Note Rating Agencies, (ii) the Issuer is in compliance with all the terms and provisions set forth in the Existing Indenture on its part to be observed or performed and remains bound by the terms thereof, and (iii) after giving effect to the terms of this Amendment, no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 7.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 8.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NATIONSTAR SERVICER ADVANCE RECEIVABLES TRUST 2013-BOFA, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Ellen Coleman Name: Ellen Coleman
Title: EVP

NATIONSTAR MORTGAGE LLC, as Administrator and as Servicer

By: /s/ Ellen Coleman
Name: Ellen Coleman
Title: EVP

Signature Page to Amendment No. 2 to Base Indenture and Amendment No. 2 to Series 2013-VF1 Indenture Supplement

WELLS FARGO BANK, N.A., as Indenture Trustee and not in its individual capacity

By: /s/ Mark Fabio ..
Name: Mark Fabio
Title: Vice President

Signature Page to Amendment No. 2 to Base Indenture and Amendment No. 2 to Series 2013-VF1 Indenture Supplement

BANK OF AMERICA, N.A., as Administrative Agent and Committed Purchaser

By: /s/ Jing Isabel Liu
Name: Jing Isabel Liu
Title: Vice President

Signature Page to Amendment No. 2 to Base Indenture and Amendment No. 2 to Series 2013-VF1 Indenture Supplement